June 1, 2016

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Re:    Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration for resale by selling stockholders named in a supplement to the prospectus (the “Prospectus Supplement”) to the Company’s registration statement on Form S-3 (the “Registration Statement”), File No. 333-204911, filed on May 25th, 2016 with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 74,917 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), initially issuable upon exchange of Series A-3 Preferred OP Units (the “Units”) issued by Sun Communities Operating Limited Partnership, a Michigan limited partnership (“SCOLP”).

The Prospectus Supplement, along with the prospectus (the “Prospectus”) included in the Registration Statement, will be furnished to potential purchasers of the Shares to be offered for sale by the selling stockholders named in the Prospectus Supplement. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A.    The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

B.    The Company’s First Amended and Restated Bylaws (the “Prior Bylaws”) and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

C.    The Registration Statement, the Prospectus and the Prospectus Supplement in the form in which they were or will be filed with the SEC;

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D.    Certified copies of the resolutions of the Board of Directors of the Company regarding certain matters addressed in this letter (the “Resolutions”);

E.    A certificate of the Maryland State Department of Assessments and Taxation dated June 1, 2016 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

F.    A certificate of the Company regarding certain matters related to the issuance and sale of the Units;

G.    The 287th Amendment to the Second Amended and Restated Limited Partnership Agreement of SCOLP;

H.    The Third Amended and Restated Agreement of Limited Partnership, as amended, of SCOLP (the “Partnership Agreement”); and

I.    Such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A.Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B.    All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (including signatures on photocopies, facsimile copies, pdf and electronic image format copies) are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.    All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or

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representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D.    The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.

E.    As of each and every time any of the Units are exchanged for Shares, (i) there will not have occurred any change in the law or the facts affecting the validity of the Shares, and (ii) the Charter, Bylaws and the resolutions authorizing the Company to issue the Shares will not have been amended, repealed or revoked.

F.    The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.

G.    At the time of the issuance of the Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued.

H.    None of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

I.    Upon the issuance of any Shares upon the exchange of Units, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the terms of the Units and the Partnership Agreement, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A.    The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

B.    Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated

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thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.
This opinion is being furnished to you for submission to the SEC as an exhibit to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement (the “Form 8-K”), which will be incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,

OBER, KALER, GRIMES & SHRIVER,
A PROFESSIONAL CORPORATION

                        By: /s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder

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